UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

Caro Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-212268	93-2109546
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7 Castle Street, Sheffield, UK, S3 8LT

(Address of principal executive offices)

(786) 755-3210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On January 6, 2026, Christoper McEachnie, the Chief Executive Officer (“CEO”) and a member of the Board of Directors (the “Board”) of Caro Holdings, Inc. (the “Company”), resigned from his role as CEO and as a member of the Board, effective January 6, 2026 (the “Resignation Date”), to pursue other professional opportunities. Mr. McEachnie’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

(b)

On January 7, 2026, the Board appointed Meriesha Rennalls, the Company’s Chief Operating Officer, to serve as the Company’s interim CEO, effective as of the Resignation Date. Ms. Rennalls will continue to serve as Chief Operations Officer in addition to her role as interim CEO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARO HOLDINGS INC.

Date: January 30, 2026	By:	/s/ Meriesha Rennalls
	Name:	Meriesha Rennalls
	Title:	President

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